EXHIBIT 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT
     SIXTH AMENDMENT, dated as of September 28, 2006 (this “Amendment”), to the Credit Agreement, dated as of May 19, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CARMIKE CINEMAS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), WELLS FARGO FOOTHILL, INC., as Documentation Agent (in such capacity, the “Documentation Agent”), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain extensions of credit to the Borrower; and
     WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:
     SECTION 1.1.   Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     SECTION 1.2.   Amendments to Section 1.1 of the Credit Agreement.
     (a) The definition of “Capital Expenditures” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following after the word “Borrower” in the fourth line thereof: “, less any portion of such expenditures made with the proceeds of long term financing obligations incurred by the Borrower in respect of such expenditures, to the extent the expenditures reflected in such items are so financed.”
     (b) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the word “and” the first time it appears in the twenty-fourth line thereof and (b) inserting the following in the twenty-seventh line thereof immediately prior to the word “minus”: “, (j) up to $7,700,000 of legal, accounting and consulting expenses incurred between December 31, 2005 and December 31, 2006 and expensed on the Borrower’s consolidated income statement in accordance with GAAP during such period in connection with the accounting restatements referred to in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, in each case as filed with the SEC, and the transaction fees and expenses incurred in connection with the Second Amendment to this Agreement dated as of March 28, 2006, Third Amendment to this Agreement dated as of May 9, 2006, the Fourth Amendment, and the Fifth Amendment and the transactions described therein and (k) up to $2,300,000 of other unusual and nonrecurring expenses incurred and expensed on the Borrower’s consolidated income statement in accordance with GAAP prior to March 31, 2007, provided, that such expenses are related to the accounting restatements referred to in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, in each case as filed with the SEC, and are reasonably acceptable to the Administrative Agent”.
     SECTION 1.3.   Amendments to Section 8.1(a) to the Credit Agreement. Section 8.1(a) of the Credit Agreement is hereby amended by replacing the first table therein with the following:

“December 31, 2005 through March 31, 2006	4.35 to 1.00

June 30, 2006	5.00 to 1.00

September 30, 2006 through December 31, 2007	4.75 to 1.00

March 31, 2008 and thereafter	4.50 to 1.00”
     SECTION 1.4.   Amendments to Section 8.1(b) of the Credit Agreement. Section 8.1(b) of the Credit Agreement is hereby amended by deleting the reference to “2.00 to 1.00” in the third and fourth lines and substituting in lieu thereof the following: “(i) in the case of any such four fiscal quarter period ending prior to September 30, 2006, 2.00 to 1.00, (ii) in the case of any such four fiscal quarter period ending during the period beginning on September 30, 2006 and ending December 31, 2007, 1.75 to 1.00, and (iii) thereafter 2.0 to 1.0”.
     SECTION 1.5.   Amendments to Section 8.7 of the Credit Agreement. Section 8.7 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 8.7:
     “8.7. Capital Expenditures. Make or commit to make any Capital Expenditure if (i) any Default or Event of Default has occurred and is continuing or would result therefrom, or would have occurred as a result of a breach of Section 8.1 if such Capital Expenditure were deemed to have been made and any Indebtedness incurred to finance such Capital Expenditure was incurred on the last day of the fiscal quarter most recently ended) or (ii) such Capital Expenditure would result in the aggregate amount of Capital Expenditures being made by the Borrower and its Subsidiaries for any consecutive twelve-fiscal month period ending during the period beginning on and including September 30, 2006 and ending on and including December 31, 2007 to exceed $30,000,000.”
     SECTION 1.6.   Conditions to Effectiveness. This Amendment shall become effective as of the date hereof on the date (the “Sixth Amendment Effective Date”) on which the Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.
     SECTION 1.7.   Representation and Warranties. To induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all of the Lenders as of the Sixth Amendment Effective Date that:

     (a) Corporate Power; Authorization; Enforceable Obligations.
     (i) The Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, as so amended.
     (ii) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents, as amended by this Amendment, except as otherwise provided in Section 5.4 of the Credit Agreement.
     (iii) This Amendment has been duly executed and delivered on behalf of the Borrower.
     (iv) This Amendment and each Loan Document, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (b) Representations and Warranties. The representations and warranties made by the Borrower in and pursuant to the Loan Documents are true and correct in all material respects on and as of the Sixth Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Sixth Amendment Effective Date.
     SECTION 1.8.   Payment of Fees and Expenses.
     (a) Amendment Fee. In the event that the Required Lenders and the Borrower execute and deliver this Amendment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders consenting to this Amendment, an amendment fee in the amount of 0.075% on the principal amount of each such Lender’s outstanding Initial Term Loans, Delayed-Draw Term Loans and Revolving Commitment immediately prior to the Sixth Amendment Effective Date, payable on the Sixth Amendment Effective Date.
     (b) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to each Agent.

     SECTION 1.9.   No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.
     SECTION 1.10.   Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CARMIKE CINEMAS, INC.
By:	/s/ Richard B. Hare
	Name:	Richard B. Hare
	Title:	Senior Vice President - Finance Treasurer & Chief Financial Officer

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent and as a Lender
By:	/s/ Richard Bram Smith
	Name:	Richard Bram Smith
	Title:	Vice President

WELLS FARGO FOOTHILL, N.A., as Issuing Lender, Documentation Agent and a Lender
By:	/s/ Ilene Silberman
	Name:	Ilene Silberman
	Title:	Vice President

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